Exhibit 3.3

ARTICLES OF INCORPORATION

OF

M S C – MEDICAL SERVICES COMPANY

The undersigned, for the purpose of forming a corporation for profit under the laws of Florida, hereby adopts the following Articles of Incorporation:

Article I

Name

The name of the corporation is M S C - MEDICAL SERVICES COMPANY.

Article II

Duration

This corporation shall exist perpetually. Corporate existence shall commence on the date these Articles are filed by the Secretary of State.

Article III

Nature of Business

This corporation is organized for the purpose of transacting any or all lawful business.

Article IV

Capital Stock

(a) Authorized Capital. The maximum number of shares of stock which this corporation is authorized to have outstanding at any one time is 1000 shares of common stock having a par value of $1.00 per share.

(b) Preemptive Rights. Shareholders shall have no preemptive rights.

(c) Cumulative Voting. Cumulative voting shall not be permitted.

Article V

Initial Registered Office and Agent

The street address of the initial registered office of this corporation is 2900 Independent Square, Jacksonville, Florida 32202, and the name of the initial registered agent of this corporation at that address is Paul M. Glenn.

Article VI

Directors

(a) Number. This corporation shall have two directors initially. The number of directors may be increased or diminished from time to time by the bylaws, but shall never be less than one.

(b) Initial Directors. The names and street addresses of the members of the first board of directors of the corporation are :

Name	Street Address
Robert E. Taylor	6424 Beach Boulevard Jacksonville, Florida 32216

E. J. Taylor	6424 Beach Boulevard Jacksonville, Florida 32216

(c) Compensation. The board of directors is hereby specifically authorized to make provisions for reasonable compensation to its members for their services as directors, and to fix the basis and conditions upon which such compensation shall be paid. Any director of the corporation may also serve the corporation in any other capacity and receive compensation therefor in any form.

(d) Indemnification. The board of directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

Article VII

Bylaws

The initial bylaws of this corporation shall be adopted by the directors. Bylaws may be adopted, altered, amended or repealed from time to time by either the shareholders or the board of directors, but the board of directors shall not alter, amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.

Article VIII

Incorporator

The name and street address of the incorporator of this corporation are:

Paul M. Glenn

2900 Independent Square

Jacksonville, Florida 32202

Article IX

Amendment

This corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, the incorporator has executed these Articles the 6 day of November, 1986.

Paul M. Glenn

STATE OF FLORIDA	)
	)	ss:
COUNTY OF DUVAL	)

The foregoing instrument was acknowledged before me this 6 day of November, 1986, by Paul M. Glenn.

Notary Public, State of Florida at Large

My Commission expires:

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE

FOR THE SERVICE OF PROCESS WITHIN FLORIDA,

NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

FOR

M S C – MEDICAL SERVICES COMPANY

In compliance with Section 43.091, Florida Statutes, the following is submitted:

M S C – MEDICAL SERVICES COMPANY, desiring to organize or qualify under the laws of the State of Florida with its principal place of business at City of Jacksonville, State of Florida, has designated the following registered agent and registered office to accept service of process within Florida:

Paul M. Glenn
2900 Independent Square
Jacksonville, Florida 32202

Paul M. Glenn
Incorporator

Dated: November 6 , 1986

Having been named to accept service of process for the above stated Corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

Paul M. Glenn